UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C.  20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                 July 24, 2009
              Date of Report (Date of earliest event reported)

                               US 1 Industries, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                                   Indiana
                 (State or Other Jurisdiction of Incorporation)

                   1-8129                                95-3585609
         __________________________	     _________________________________
          (Commission File Number)           (IRS Employer Identification No.)

 336 W. US 30,Valparaiso, Indiana		      	     46385
______________________________________________________________________________
(Address of Principal Executive Offices)                   (Zip Code)

               			  (219) 476-1300
               _____________________________________________________
                (Registrant's Telephone Number, Including Area Code)

       		  	         Not Applicable
             _____________________________________________________________
	     (Former Name or Former Address, if Changed Since Last Report)

	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	(   )	Written communications pursuant to Rule 425 under the Securities
                Act (17 CFR 230.425

	(   )	Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

	(   )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	(   )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

	On July 24, 2009, US 1 Industries, Inc. and various subsidiaries entered into a Sixth Amendment to Amended and Restated Loan Agreement and Eleventh Amendment to Revolving Loan Note (the "Amendment") with U.S. BANK, a national banking association ("Lender"). In general, the Amendment (a) reduced the revolving line of credit from $22,000,000 to $17,500,000; (b) imposed an unused line fee; (c) restricted distributions to minority interest holders to amounts necessary to pay income tax liability attributable to income of the borrower;
(d) temporarily replaced certain financial covenants with a minimum EBITDA covenant; (e) reinstates the minimum debt service coverage ratio at a later date; (f) reinstates the ratio of unsubordinated debt to EBITDA at a later date; and (g) limits the borrower's current maturities of long term debt other than debt to the lender to $600,000 as of December 31, 2009, and thereafter.

	A copy of the Amendment is attached hereto as an exhibit and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

	(d)	Exhibits

10.1		Sixth Amendment to Amended and Restated Loan Agreement and
Eleventh Amendment to Revolving Loan Note with US Bank, US 1 Industries, Inc


SIGNATURES

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                US 1 Industries, Inc.


						By: /s/ Michael E. Kibler
						____________________________________
						Michael E. Kibler
						President and Chief Executive Officer

Dated:  July 28, 2009